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                                                                  EXHIBIT (G)(4)

                                     FORM OF
                     AMENDMENT NO. 4 TO CUSTODIAN AGREEMENT

         This AMENDMENT NO. 4, dated the ____ day of __________, 200__, is made by and between ABN AMRO FUNDS, a Delaware business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and DEUTSCHE BANK/BANKERS TRUST COMPANY ("Deutsche Bank"), formerly known as Bankers Trust Company (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Trust and DEUTSCHE BANK have entered into an agreement dated June 1, 1997, as amended to date, wherein DEUTSCHE BANK has agreed to provide certain custody administration services to the Trust ("Custodian Agreement"); and

         WHEREAS, the Parties wish to amend the Custodian Agreement to include under its terms one additional separate series of shares identified as:

                       ABN AMRO/Veredus Select Growth Fund

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree to amend Schedule "A" to the Custodian Agreement in the form attached hereto as Schedule "A".

         This Amendment shall take effect upon the day and month first written above.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

ABN AMRO FUNDS                       DEUTSCHE BANK/BANKERS TRUST COMPANY


-----------------------------        ------------------------------------
By:                                  By:

Title:                               Title:


Attest:                              Attest:
                                           ------------------------------
                                     Title:
                                           ------------------------------






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                               FORM OF EXHIBIT "A"



To Custodian Agreement dated as of June 1, 1997, as amended to date, between DEUTSCHE BANK/BANKERS TRUST COMPANY and ABN AMRO FUNDS.


                               LIST OF PORTFOLIOS

                   ABN AMRO/Chicago Capital Money Market Fund
                  ABN AMRO/Chicago Capital Municipal Bond Fund
                       ABN AMRO/Chicago Capital Bond Fund
                     ABN AMRO/Chicago Capital Balanced Fund
                           ABN AMRO/Talon Mid Cap Fund
                      ABN AMRO/Chicago Capital Growth Fund
                  ABN AMRO/Chicago Capital Small Cap Value Fund
                     ABN AMRO/Veredus Aggressive Growth Fund
                    ABN AMRO/Montag & Caldwell Balanced Fund
                     ABN AMRO/Montag & Caldwell Growth Fund
                          ABN AMRO/Veredus SciTech Fund
                       ABN AMRO/TAMRO Large Cap Value Fund
                       ABN AMRO/Veredus Select Growth Fund


The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referenced Custodian Agreement.


Amended: September 17, 1998
Amended: June 30, 2000
Amended: November 30, 2000
Amended: December 20, 2001



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